SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2003

Dear Shareholder:

       You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on April 25, 2003, at The Harvest Restaurant, 37 Putnam Road, Pomfret, Connecticut, beginning at 2:00 PM. If you plan to attend, please call 1-800-428-3985, Extension 3012, and leave your name, address, and telephone number. Directions for the meeting are printed on the back of the proxy statement. Your Board of Directors and executive officers look forward to personally meeting you.

       At the meeting, you will be asked to elect four directors and to ratify the appointment of independent auditors for the calendar year ending December 31, 2003.

       In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement which you are urged to carefully read.

       It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please vote by mail, telephone, or internet. It is also very helpful to us if you would call and let us know if you plan to attend.

       Your interest and participation in the affairs of the Company are appreciated.

Sincerely,

Marshall T. Chiaraluce
Chairman, President and CEO

CWS-PR-03

Notice of Annual Meeting of Shareholders
General Information
Voting of Shares
PROPOSAL (1) -- ELECTION OF DIRECTORS
Board Governance
Report of the Audit Committee Addressing Specific Matters
Director Compensation
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Management Compensation
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Retirement Plans
Employment Contracts, Change-in-Control, and Termination Arrangements
COMPENSATION COMMITTEE REPORT
Executive Compensation Principles
Executive Compensation Program
Chief Executive Officer Compensation
COMPENSATION COMMITTEE
Performance Comparison Graph
Security Ownership of Certain Beneficial Owners and Management
OTHER MATTERS
Deadlines Related to Shareholder Proposals for the 2004 Annual Meeting
Directions to Connecticut Water Service, Inc. Annual Meeting of Shareholders

CONNECTICUT WATER SERVICE, INC.

Notice of Annual Meeting of Shareholders

The Harvest Restaurant, 37 Putnam Road, Pomfret, Connecticut

Notice is hereby given that the Annual Meeting of Shareholders of Connecticut Water Service, Inc. (the “Company”) will be held on April 25, 2003, 2:00 PM, at The Harvest Restaurant, 37 Putnam Road, Pomfret, Connecticut, for the following purposes:

1.	To elect four (4) directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, independent public accountants, as independent auditors for the Company for the calendar year ending December 31, 2003;

3.	To transact such other business as may properly come before the meeting.

Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 3, 2003 are entitled to notice of and to vote at this meeting.

Shareholders are welcome to attend the meeting in person.

By order of the Board of Directors,

Michele G. DiAcri, Secretary

March 18, 2003

-i-

CONNECTICUT WATER SERVICE, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2003

General Information

The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at The Harvest Restaurant, 37 Putnam Road, Pomfret, Connecticut, on April 25, 2003, at 2:00 PM.

Voting of Shares

Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 3, 2003 are entitled to notice of and to vote at the meeting. On March 3, 2003, the Company had outstanding 7,903,053 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.

Whether or not you plan to attend the meeting, please use one of three voting options:

•	Mail — You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominees and mail it in the envelope provided.

•	Telephone — If you live in the U.S. or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

•	Internet — If you have internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or computer, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for beneficially held shares by submitting new voting instructions to your broker or nominee.

Proxy solicitation costs will be paid by the Company. In addition to this solicitation by mail being made initially on or about March 18, 2003, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $4,500, plus expenses, which will be paid by the Company.

PROPOSAL (1) — ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a Board of no less than nine or more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings.

The Board of Directors selected the four nominees listed below for election; all are regularly-elected Class III nominees. Of the remaining directors, the Class I terms of Messrs. Chiaraluce, Neal, and Reeds and Ms. Hincks will expire in 2004. The Class II terms of Messrs. Kachur, Lengyel, and Lentini and Ms. Hanley will expire in 2005. The Board of Directors has determined to fix the number of directorships for the ensuing year at twelve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Roger Engle, Lisa Thibdaue, Carol P. Wallace, and Donald B. Wilbur. If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s). Under Connecticut law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting, but are not counted as votes for or against the election of directors. Broker non-votes and abstentions are, therefore, not counted as votes cast and have no effect.

Class I — Directors Continuing in Office Whose Terms Expire in 2004.

Marshall T. Chiaraluce, age 60, has been a director since 1992. He is Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Marcia L. Hincks, age 67, presently serves on the Audit (Chairman), Compensation, Executive, and Strategic Planning Committees and has been a director since 1983. She retired as Vice President and Senior Counsel of Aetna Life & Casualty in December 1993.

Robert F. Neal, age 68, presently serves on the Compensation (Chairman), Executive, Pension Trust and Finance, and Strategic Planning Committees and has been a director since 1990. He retired as Senior Vice President-Network Services of Southern New England Telecommunications Corporation in June 1994.

Arthur C. Reeds, age 58, presently serves on the Audit, Corporate Governance, Executive, Pension Trust and Finance (Chairman) Committees and has been a director since 1999. He has been Senior Investment Officer for the Hartford Foundation for Public Giving since September 2000. He is also a Trustee of U. S. Allianz VIP Funds, a mutual fund. From August 1999 to March 2000, he served as the CEO and as a Director of Conning Corporation, an investment banking firm. He was the Chief Investment Officer at Cigna Corporation until his retirement from Cigna in November 1997.

Class II — Directors Continuing in Office Whose Terms Expire in 2005.

Mary Ann Hanley, age 45, presently serves on the Corporate Governance and Strategic Planning Committees and has been a director since 1999. She is Assistant to the President of St. Francis Hospital & Medical Center and Director of The Valencia Society, the endowment fund for the hospital. From January 1995 to February 1998, she was legal counsel to the Governor’s Office, State of Connecticut.

Mark G. Kachur, age 59, presently serves on the Pension Trust and Finance and Strategic Planning Committees and has been a director since 2002. He has been Chairman, President and Chief Executive Officer of CUNO, Inc. (filter manufacturer) since 1997.

Ronald D. Lengyel, age 64, presently serves on the Audit and Corporate Governance Committees and has been a director since 1999. He is Chairman of the Board and Director of Naugatuck Valley Savings & Loan, SB.

David A. Lentini, age 56, presently serves on the Compensation and Pension Trust and Finance Committees and has been a director since 2001. He currently is a consultant to Connecticut Bank and Trust Organizers Group LLC. He retired in December 2001 as Senior Vice President of Webster Bank where he had served since December 1999. From May 1993 to November 1999, he was President, Chief Executive Officer and Chairman of New England Community Bancorp, Inc., a multi-bank holding company.

Class III — Nominees for Election at this Meeting for Terms Expiring in 2006.

Roger Engle, age 64, serves on the Corporate Governance and Strategic Planning Committees and has been a director since 2000. He retired as President of Crystal Water Utilities Corporation/ The Crystal Water Company of Danielson in January 2000. He also is a Director of the Savings Institute of Willimantic, Connecticut, a mutual savings bank.

Lisa Thibdaue, age 49, serves on the Audit and Strategic Planning Committees and has been a director since 2000. She has been the Vice President, Rates, Regulatory Affairs and Compliance at Northeast Utilities since 1998. From 1996 to 1997, she was Executive Director, Rates and Regulatory Affairs at Consumers Energy, a natural gas and electric utility located in Michigan.

Carol P. Wallace, age 47, presently serves on the Audit and Pension Trust and Finance Committees and has been a director since 2002. She has been President and Chief Executive Officer of Cooper Instrument Corporation, a manufacturer of temperature acquisition instruments, since 1994. She is also a Director of Liberty Bank.

Donald B. Wilbur, age 60, presently serves on the Compensation, Corporate Governance (Chairman), Executive, and Strategic Planning Committees and has been a director since 1993. He retired as the Plant Manager of Unilever HPC, USA, a personal products manufacturer, on December 31, 2002. He is a Director of Middlesex Hospital and a Director of Liberty Bank.

       With the exception of Mr. Reeds, who retired from Cigna Corporation in November 1997, and Mr. Lentini, who was formerly President/ CEO and Chairman of New England Community Bancorp, Inc. from May 1993 to November 1999, each director listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor.

Board Governance

       The Company’s Board of Directors met five times during 2002. In addition, the Company has a number of committees; their composition and functions in 2002 follows. In 2002, each director attended at least 88% of the aggregate number of meetings of the Board and Committees on which they served.

Committees	Committee Meetings and Functions

Audit Marcia L. Hincks (Chairman) Ronald D. Lengyel Arthur C. Reeds Lisa Thibdaue Carol P. Wallace	Meetings: 4
Reviews the activities, procedures, and recommendations of the independent auditors of the Company and The Connecticut Water Company, and recommends to the Board the appointment of independent auditors for the upcoming year.

Corporate Governance Roger Engle Mary Ann Hanley Ronald D. Lengyel Arthur C. Reeds Donald B. Wilbur(Chairman)	Meetings: 1 Recommends director nominees to the Board of Directors and reviews the overall effectiveness of the Board.

Compensation Marcia L. Hincks David A. Lentini Robert F. Neal (Chairman) Donald B. Wilbur	Meetings: 1
Determines officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans, and administers the Company’s Performance Stock Program.

Executive Marshall T. Chiaraluce Marcia L. Hincks Robert F. Neal Arthur C. Reeds Donald B. Wilbur	Meetings: 2 Acts of behalf of the Board whenever the Board is not in session and recommends chief executive officer succession.

Pension Trust and Finance Mark G. Kachur David A. Lentini Robert F. Neal Arthur C. Reeds (Chairman) Carol P. Wallace	Meetings: 4
Reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Fund, the employee Savings Plan (401(k)), the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, selects the investment managers, and makes recommendations to and advises the Board of Directors on financial policy issues and the issuance of securities.

Strategic Planning Roger Engle Mary Ann Hanley Marcia L. Hincks Mark G. Kachur Robert F. Neal Lisa Thibdaue Donald B. Wilbur	Meetings: 1 Oversees the preparation and implementation of the Company’s Strategic Plan.

       Pursuant to the Company’s Bylaws, nominations for directors may be made by any shareholder entitled to vote for the election of directors at the meeting who complies with the following procedures. A nomination by a shareholder shall be made only if a shareholder has given proper and timely notice in writing to the Secretary of the Company of a shareholder’s intent to make such nomination. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the General Offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders. Each notice must set forth: (a) the name and address of the person or persons to be nominated; (b) the name and address, as they appear on the Company’s books, of the shareholder making such nomination; (c) the class and number of shares of the Company which are beneficially owned by the shareholder; (d) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Company if so elected. Any notice of nominations for consideration at the 2004 Annual Meeting must be received by the Company’s Secretary by the close of business on December 27, 2003. The presiding officer at the meeting shall determine if the facts warrant a determination that such nomination was not made in accordance with the provisions of the Company’s Bylaws, and if the officer should so determine, he shall so declare to the meeting and any nominations not properly made shall be disregarded.

Report of the Audit Committee Addressing Specific Matters

       On April 28, 2000, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. Each member of the Audit Committee is considered an “independent director” for purposes of the NASDAQ’s listing standards. In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended December 31, 2002 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed the audited financial statements with senior management and PricewaterhouseCoopers LLP, the Company’s independent auditors.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

•	The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with PricewaterhouseCoopers LLP its independence from the Company, including whether the provision of non-audit services by PricewaterhouseCoopers LLP to the Company is consistent with maintaining the auditors’ independence.

Based upon functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Marcia L. Hincks (Chairman)

Ronald D. Lengyel
Arthur C. Reeds
Lisa Thibdaue
Carol P. Wallace

Director Compensation

       Since the Boards of Directors of the Company and The Connecticut Water Company are identical, regular meetings of each are generally held on the same day. Following is the current listing of fees paid to Board members.

			Annual
			retainer
	Fee for each regular		for	Annual
	meeting of the Board and		each	retainer for
	each regular and special	Fee for each special	Board	committee
Company	committee meeting	meeting of the Board	member	chairs

Connecticut Water Service, Inc.	$250	$300	None	None

The Connecticut Water Company	$450	$500	$6,000	$1,000

       Mr. Chiaraluce, Chairman, President, and Chief Executive Officer, receives the same retainer and meeting fees as other directors; he does not receive a fee for committee meetings. Mr. Chiaraluce’s retainer and meeting fees are included in the Summary Compensation Table on Page 11. Directors who are not officers are not entitled to retirement benefits from the Company.

       Pursuant to a Directors Deferred Compensation Plan, the Directors of the Company and The Connecticut Water Company may elect to defer receipt of all or a specified portion of the compensation payable to them for services as Directors until after retiring as Directors. Any amounts so deferred are credited to accounts maintained for each participating Director, and interest at an annual rate of 10.74% is currently credited on a monthly basis to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating Director, in a lump sum or in annual installments over a period of years specified by the Director, such distribution to commence in the year following the year in which the individual ceases to be a Director. In 2002, one Director elected to participate in the Plan. Four of the Company’s retired directors are currently receiving payments under the Plan.

Certain Relationships and Related Transactions

       Mr. Engle retired as President of Crystal Water Utilities Corporation/ The Crystal Water Company of Danielson on December 31, 1999, having served in that position since 1978. As part of the arrangements relating to the Company’s acquisition of Crystal Water Utilities Corporation/ The Crystal Water Company of Danielson on September 29, 1999, the Company entered into an employment/consulting agreement with Mr. Engle which covered his employment for the three-month period prior to his retirement and which provides that, beginning January 1, 2000, Mr. Engle will receive a $16,000 annual consulting fee from The Crystal Water Company of Danielson. This consulting agreement will terminate on the earlier of December 31, 2009 or Mr. Engle’s death or resignation. Upon completion of the consulting agreement, Mr. Engle will receive a $16,000 annual supplemental retirement benefit until his death. In addition, Mr. Engle receives health benefits of approximately $13,700 under an employment/consulting agreement which amount is paid by the Company.

       CUNO, Inc., a filter manufacturer for which Mr. Kachur serves as President and Chief Executive Officer, made payments of approximately $260,000 to the Company during 2002 for water services provided to CUNO during the year. Unilever HPC, USA, for which Mr. Wilbur served as Plant Manager until December 31, 2002, also made payments of approximately $60,000 to the Company during 2002 for water services provided to Unilever during the year. CUNO and Unilever each paid the Company’s prevailing rates for water services. In addition, the Company paid approximately $1,500,000 to Northeast Utilities, for which Ms. Thibdaue serves as a Vice President, for electric utility services. The Company paid Northeast Utilities prevailing rates for electric utility services.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file reports of their transactions in the Company’s equity securities with the Securities and Exchange Commission on specified due dates. In 2002, reports of transactions by all directors, officers and such beneficial holders were timely filed, except a late-filed Form 4 for David A. Lentini, reporting an acquisition of 500 shares of the Company’s Common Stock, and a late-filed Form 5 for Mr. Wilbur reporting his transfer of 4,214 shares to his spouse. In making this statement, the Company has relied on the written representations of its directors, officers, and five percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.

Management Compensation

       The following tabulation sets forth the total compensation paid by the Company and The Connecticut Water Company during 2002, 2001, and 2000 to each of the executive officers, including the Chief Executive Officer of the Company, receiving more than $100,000 aggregate compensation in 2002. The Company has no employees. All officers are employees of The Connecticut Water Company and all of their compensation is paid by The Connecticut Water Company.

Summary Compensation Table

									All
		Annual Compensation				Long-Term Compensation			Other
					Other Annual	Restricted	Securities		Compen-
Name &					Compen-	Stock	Underlying	Cash	sation
Principal Position	Year	Salary($)		Bonus($)	sation($)(1)	Awards($)(2)	Options(#)	Units($)	(4)

Marshall T. Chiaraluce,	2002	296,550	(5)	–0–	4,000	60,910	11,718	–0–	5,255
Chairman, President/	2001	280,500	(5)	–0–	3,400	123,493	9,212	–0–	3,652
CEO	2000	267,000	(5)	–0–	3,400	70,587	12,185	–0–	3,571

David C. Benoit,	2002	168,000		–0–	3,360	30,868	5,671	21,500	4,411
VP-Finance/ CFO	2001	160,000		–0–	3,200	14,148	5,054	30,984	2,930
	2000	152,500		–0–	3,050	32,227	6,684	–0–	2,357

James R. McQueen,	2002	156,500		–0–	3,130	25,598	5,001	4,993	5,977
VP, Engineering &	2001	150,500		–0–	3,010	31,219	4,456	13,770	3,980
Planning	2000	144,500		–0–	2,890	28,469	5,895	–0–	4,020

Terrance P. O’Neill,	2002	157,000		–0–	3,140	26,948	5,001	16,616	–0–
VP, Operations	2001	151,000		–0–	3,020	15,588	4,456	25,071	–0–
	2000	145,000		–0–	2,900	28,469	5,895	–0–	–0–

Maureen P. Westbrook,	2002	159,000		–0–	3,180	26,140	5,001	9,628	777
VP, Administration &	2001	153,000		–0–	3,060	18,708	4,456	22,818	468
Government Affairs	2000	147,000		–0–	2,940	28,469	5,895	–0–	274

(1)	Employer matching contributions under The Savings Plan of the Connecticut Water Company (401(k)).

(2)	The values shown in the table above are based on shares actually earned in the given year, valued at the closing market price of the Company’s common stock on the date vested: shares earned in 2002 vested on February 12, 2003, shares earned in 2001 vested on February 13, 2002, shares earned in 2000 vested on February 14, 2001. The value of the full number of shares of restricted stock and cash units initially allocated to Messrs. Chiaraluce, Benoit, McQueen, and O’Neill and Ms. Westbrook was $115,853, $52,970, $46,709, $46,709, and $46,709 respectively in 2002; $111,943, $51,178, $45,130, $45,130, $45,130, respectively in 2001; $108,158, $49,448, $43,604, $43,604, $43,604 respectively in 2000. Pursuant to the Company’s Amended and Restated Performance Stock Program, Messrs. Chiaraluce, Benoit, and McQueen, and Ms. Westbrook elected to defer 100%, 20%, 50%, and 20% respectively for 2002 and 2001 awards; and 100%, 50%, 70%, and 0% respectively of their 2000 award. Mr. O’Neill chose not to defer. At December 31, 2002 and prior to partial vesting (due to meeting some but not all performance goals) on February 12, 2003, Mr. Chiaraluce owned 4,145 shares of restricted stock with an aggregate value of $104,578; Mr. Benoit owned 379 shares of restricted stock with an aggregate value of $9,562; Mr. McQueen owned 836 shares of restricted stock with an aggregate value of $21,092; Mr. O’Neill owned 418 shares of restricted stock with an aggregate value of $10,546; and Ms. Westbrook owned 668 shares of restricted stock with an aggregate value of $16,854. Dividends are paid on restricted stock.

(3)	The amounts shown represent stock options granted in each listed year.

(4)	The amounts shown in the table represent the above-market portion of the interest accrued on the balances of the deferred compensation accounts maintained by the Company for each of Messrs. Chiaraluce, Benoit, and McQueen and Ms. Westbrook pursuant to the non-qualified salary deferral agreements entered into by the Company and each of such officers.

(5)	This amount includes Mr. Chiaraluce’s fees as a director of the Company.

Option Grants in Last Fiscal Year

       The following table shows certain information regarding stock options granted under the Company’s Performance Stock Program to the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

		% of Total			Potential Realizable
	Number of	Options			Value at Assumed
	Securities	Granted to			Annual Rates of Stock
	Underlying	Employees	Exercise		Price Appreciation for
	Options	in Fiscal	Price	Expiration	10-Year Option Term(2)
	Granted(#)	Year	($/share)	Date(1)	5%($)	10%($)
Marshall T Chiaraluce	11,718	29.85%	$25.78	12/05/12	$193,705	$487,380

David C. Benoit	5,671	14.45%	$25.78	12/05/12	$93,745	$235,871

James R. McQueen	5,001	12.74%	$25.78	12/05/12	$82,669	$208,004

Terrance P. O’Neill	5,001	12.74%	$25.78	12/05/12	$82,669	$208,004

Maureen P. Westbrook	5,001	12.74%	$25.78	12/05/12	$82,669	$208,004

(1)	The year 2002 options vest ratably over four years on the anniversary date of the grant.

(2)	The dollar amounts under these columns are the result of calculations assuming 5 percent and 10 percent growth rates as set by the Securities and Exchange Commission and, therefore, are not intended to forecast future price appreciation, if any, of the Company’s Common Stock. The “realizable value” is based upon 10 years of appreciation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

       The following table sets forth certain information with respect to the individuals named in the Summary Compensation Table regarding options held as of December 31, 2002.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The Money
			Options at Fiscal	Options At Fiscal
	Shares		Year End(#)	Year-End($)(1)
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized($)	Unexercisable	Unexercisable
Marshall T. Chiaraluce	6,500	84,053	33,597/45,853	$207,154 /	$195,498

David C. Benoit	7,063	68,091	5,295/23,586	$16,510/	$98,484

James R. McQueen	8,669	70,572	4,670/21,514	$14,566/	$94,570

Terrance P. O’Neill	8,638	42,764	4,670/21,514	$15,525/	$94,577

Maureen P. Westbrook	–0–	–0–	13,339/21,514	$68,731/	$94,577

(1)	Based on the average of the high and low fair market value of the Company’s Common Stock as of December 31, 2002 ($25.635), less the exercise price of the option.

Retirement Plans

       All employees and officers of The Connecticut Water Company are entitled to participate in The Connecticut Water Company Employees’ Retirement Plan (the

“Retirement Plan”), a non-contributory, qualified defined benefit plan. Retirement benefits are based on years of credited service and average annual earnings, which is defined to mean the highest average regular basic compensation received by an individual from the Company and The Connecticut Water Company during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by The Connecticut Water Company for the benefit of all employees covered by the Retirement Plan.

       The Internal Revenue Code of 1986, as amended (the “IRC”), imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, The Connecticut Water Company has entered into individual supplemental executive retirement agreements with certain executives, including all of the current executive officers named in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. As of December 31, 2002, the estimated years of credited service under the Retirement Plan for Messrs. Chiaraluce, Benoit, McQueen, and O’Neill were 11, 7, 37 and 22, respectively, and for Ms. Westbrook 14 years.

       In the case of each of Mr. Chiaraluce and Mr. Benoit, the annual benefit amounts are reduced by benefits payable under the retirement plan of a prior employer. Mr. Chiaraluce’s supplemental executive retirement agreement provides an early retirement benefit if Mr. Chiaraluce retires from service to the Company at any age between 55 and 65. As of December 31, 2002, Mr. Chiaraluce was 60 years of age and thus had satisfied the age requirement necessary to entitle him to the payment of this benefit upon his retirement. If he had retired as of such date, Mr. Chiaraluce would have been entitled to a benefit of approximately $77,300 under his agreement.

       Examples of the annual benefit payable under the Retirement Plan and the supplemental executive retirement agreements, based on a straight life annuity, are presented in the table below.

Highest Average Annual
Compensation During	Annual
60 Consecutive Months	Benefit
$100,000	$60,000
125,000	75,000
160,000	96,000
170,000	102,000
200,000	120,000
225,000	135,000
250,000	150,000
275,000	165,000
300,000	180,000

Employment Contracts, Change-in-Control, and Termination Arrangements

       During May 2001, the Company and The Connecticut Water Company entered into Amended and Restated Employment agreements with Messrs. Chiaraluce, Benoit, McQueen and O’Neill and Ms. Westbrook. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change in control of the Company. The agreements do not become effective until a change in control occurs (the “Effective Date”). A Change in Control is deemed to occur when (i) any person, other than the Company, The Connecticut Water Company or any employee benefit plan sponsored by the Company or The Connecticut Water Company, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the common stock of the Company or The Connecticut Water Company; (ii) the stockholders of the Company or The Connecticut Water Company approve (A) any consolidation or merger of the Company or The Connecticut Water Company in which the Company or The Connecticut Water Company is not the continuing or surviving corporation (other than a consolidation or merger of the Company or The Connecticut Water Company in which holders of the common stock of the Company or The Connecticut Water Company have the same proportionate ownership of common stock of the surviving corporation) or pursuant to which the common stock of the Company or The Connecticut Water Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or The Connecticut Water Company; (iii) there is a change in the majority of the Board of Directors of the Company or The Connecticut Water Company during a 24-month period; or (iv) the Board adopts a resolution to the effect that a change in control has occurred.

       As of the Effective Date, The Connecticut Water Company agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements is paid by The Connecticut Water Company and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause (ii) of the definition of Change in Control above, a stay-on bonus equal to the executive’s then-current base salary, plus an amount equal to the target bonus under the “Officers Incentive Program” for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive’s employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the employer for any reason other than for cause, death or attainment of age 65, or if employment is terminated because of the executive’s disability or if the executive voluntarily terminates employment prior to such date for good reason.

       If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of The Connecticut Water Company under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or nonqualified retirement or deferred compensation plans maintained by The Connecticut Water Company; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.

       If the executive’s employment is terminated for any reason other than cause, death or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of The Connecticut Water Company are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) — (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of The Connecticut Water Company for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under The Connecticut Water Company’s qualified defined benefit retirement plan and under any nonqualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by The Connecticut Water Company or the Company; (vii) all life, health, disability and similar welfare benefit plans and programs of The Connecticut Water Company for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.

       In addition to the above, the executive will become fully vested in any form of non-cash compensation previously granted, such as restricted stock options, and performance share awards.

       In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment”, as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up payment” will be made to the executive in the event that the benefits payable to the Executive under the Agreement are subject to the excise tax on excess parachute payments. The gross-up payment would compensate the executive for the initial twenty percent (20%) excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. As a result of the gross-up payment, the executive will receive an after-tax amount equal to the amount the executive would have received under the agreement had no excise tax been payable.

COMPENSATION COMMITTEE REPORT

       The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for determining executive compensation and administering the Company’s Performance Stock Program.

Executive Compensation Principles

       The Company’s executive compensation plan is designed to align executive compensation with the Company’s and/or The Connecticut Water Company’s strategic business planning, which includes management initiatives and business financial performance. Through this process the Compensation Committee has established a program to:

•	Attract and retain key executives critical to the long-term success of the Company.

•	Reward executives for the accomplishment of strategic goals which reflect customer service and satisfaction as well as the enhancement of shareholder value.

•	Integrate compensation programs with both The Connecticut Water Company’s annual performance review and the Company’s and/or The Connecticut Water Company’s strategic planning and measuring processes.

•	Support a performance-oriented environment that rewards performance with respect to overall performance goals and performance on individual goals for each participant in the plan.

Executive Compensation Program

       The Company’s Compensation Program in 2002 consisted of three components: base salary, annual incentive compensation, and stock options. The annual compensation consists of a base salary and incentive compensation consists of any Common Stock performance shares, restricted shares, and cash units awarded through the Amended and Restated Performance Stock Program. The Compensation Committee determines a salary range and a level of salary for executive officers. The Compensation Committee determines the salary or salary range, incentive compensation and stock options based upon competitive norms from periodic studies of a peer group of other water companies. Actual salary changes are based upon such norms and upon performance. Incentive compensation is provided through the Company’s Amended and Restated Performance Stock Program.(1) The Compensation Committee also reviews and approves the participation of executive officers of The Connecticut Water Company under the Performance Stock Program and the granting of stock options under the program. The Compensation Committee also approves the award

(1)	The Performance Stock Program, Amended and Restated April 26, 2002, provides for an aggregate maximum of up to 700,000 shares of Common Stock of the Company to be issued as either stock option grants or awards of restricted stock to eligible employees. An award of a share of restricted stock is an award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the award relates and the continued employment of the participant with the Company or any majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to receive dividends, except that the participant does not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period. Commencing with 1997 awards, the Program was amended to permit participants to defer income taxation of all or a portion of such restricted stock awards by electing instead to receive “performance shares” at the end of a chosen deferral period. Until the end of the deferral period, a participant holding performance shares has no rights as a shareholder of the Company. However, dividend equivalents are credited to such participant as additional performance shares. Since April 23, 1999, the Program authorized the Compensation Committee to also issue stock options to eligible employees. To date, options covering 309,232 shares have been issued under the Performance Stock Program.

value of Performance Stock each year as a percentage of base salary and the basis for judging performance over the following year.

       Each year, the Committee determines the maximum incentive award for each participant, which is generally based on a percentage of the salary range midpoint for the participant. The Committee also establishes corporate and individual performance measures for the chief executive officer and other executive officers based upon strategic priorities for the purpose of determining the percentage of maximum incentive award a participant is entitled to receive. The Committee may also determine the relative weights to be given to corporate and individual goals.

       Performance Stock awards for 1998 were based on whether the Company and/or The Connecticut Water Company had met certain goals based on objective performance criteria and attainment by participants of individual goals. The criteria for the 1999, 2000, 2001, and 2002 awards were based on The Connecticut Water Company’s customer value rating and water quality measures, the Company’s return on equity, other service and financial measures, and corporate goals.

       Awards granted as annual incentive compensation are payable in restricted shares of the Company’s Common Stock or, at the election of a participant, deferred “performance shares” or performance “cash units”. Any shares awarded are subject to certain transfer restrictions imposed by the Committee. Each executive has a threshold, target, and maximum incentive amount expressed as a percentage of the salary range midpoint. In 2002, these amounts were 15 percent, 30 percent, and 45 percent, respectively, of the salary midpoint for the chief executive officer, and 10 percent, 20 percent and 30 percent, respectively, for the other executive officers. The plan is intended to pay fully competitive annual cash compensation when performance against goals matches the target level. Based on a December 31, 2002 closing price, the Committee awarded $70,195 to Mr. Chiaraluce; $32,093 to Mr. Benoit; and $28,299 to Mr. McQueen; $28,299 to Mr. O’Neill, and $28,299 to Ms. Westbrook. Mr. Chiaraluce elected to receive his award in performance stock only; Mr. Benoit and Mr. McQueen elected to receive their awards split between cash and performance stock; Mr. O’Neill elected to receive his award in cash and restricted stock; and Ms. Westbrook elected to receive her award in cash, restricted stock, and performance stock.

       At the end of each fiscal year, the Committee reviews a management report on results versus goals and meets with the chief executive officer to evaluate the performance of the other executive officers. The Committee also meets in the absence of the chief executive officer to evaluate his performance. This performance, expressed as a percentage with threshold (80%), expected (100%), and maximum probable (120%), is used in the determination of annual restricted stock amounts. The Committee has the authority to modify the mathematical results of applying the terms of the Program when the Committee, exercising sound business judgment, deems it prudent to do so.

       Also under the Performance Stock Program, the Committee has the authority to award incentive stock options and/or non-qualified stock options to executive officers and other key employees. The ability to grant a variety of awards enables the Committee to respond to changing strategic, competitive, regulatory, tax, and accounting forces in an efficient manner. Over time and through the use of the grant of awards, the Committee intends to grant options based on competitive norms and achieve the objective of having the executive officers and other senior management become significant shareholders of the Company so that their interests are aligned with the interests of the Company’s other shareholders.

       Executive officers may also participate in the Savings Plan (401(k)) of The Connecticut Water Company (as amended on October 1, 2000) and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan.

       Certain executive officers may elect to defer compensation under non-qualified deferred compensation agreements entered into by the Company with each of Mr. Chiaraluce, Mr. Benoit, and Mr. McQueen and Ms. Westbrook (each, a “Deferred Compensation Agreement”). Each Deferred Compensation agreement permits the officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such Salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the officer. Amounts deferred to the account are credited with interest paid by the Company on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 1 1/2%-3%. Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to the officer (or to the officer’s designated beneficiary) upon termination of employment by the Company either in the form of an annual annuity payment, or a lump sum payment if determined by the Committee. If the officer is terminated for “cause” as defined in the Deferred Compensation Agreement, the officer shall be entitled only to a return of amount deferred without payment of accrued interest.

Chief Executive Officer Compensation

       The Compensation Committee determined the compensation for 2002 of Mr. Chiaraluce, the Chief Executive Officer (“CEO”), based upon a number of factors and criteria, including a review of the total compensation package of chief executive officers for similar companies of comparable size and capitalization and a review by the Compensation Committee of the CEO’s performance. The Compensation Committee approved the CEO’s participation in the Performance Stock Program for 2002. The Committee noted the continued efforts of Mr. Chiaraluce to avoid having The Connecticut Water Company request a general rate increase while achieving consistently higher earnings and increasing shareholder value during his 12 years as CEO. Mr. Chiaraluce was awarded 60% of the Common Stock allocated to him under the Performance Stock Program in 2002, or 2,511 of 4,145 shares originally allocated based upon his actual performance as measured against pre-established objectives identified by the Committee. Mr. Chiaraluce also received stock option grants in 2002 of 11,718 options, in each case exercisable at a price equal to the market price of the Company’s Common Stock on the date of the grant.

COMPENSATION COMMITTEE

Robert F. Neal, Chairman

Marcia L. Hincks
David A. Lentini
Donald B. Wilbur

Performance Comparison Graph

       Set forth below is a line graph comparing the cumulative total shareholder return for each of the years 1997 — 2002 on the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total shareholder return of companies in the Standard & Poor’s 500 Index and the Standard & Poor’s 500 Utilities Index.

	1997	1998	1999	2000	2001	2002

Connecticut Water Service, Inc.	$100	130.99	161.97	161.59	241.80	212.70
Standard & Poor’s 500 Index	$100	128.58	155.63	141.46	124.65	97.10
Standard & Poor’s 500 Utilities Index	$100	114.79	104.28	163.85	114.04	79.59

(Source: Standard & Poor’s Institutional Market Service)

Security Ownership of Certain Beneficial Owners and Management

       The following table lists, to the Company’s knowledge, the ownership of the Company’s Common Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of the Company as group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of February 14, 2003 and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.

Directors and Executive Officers’ Stock Ownership

	Amount	Percent
Name of Beneficial Owners	Beneficially	of	Exercisable
(* denotes non-employee Director)	Owned	Class	Options

David C. Benoit(1)	6,577	**	5,295

Marshall T. Chiaraluce(2)	41,074	**	33,597

Roger Engle*	14,258	**	–0–

Mary Ann Hanley*	350	**	–0–

Marcia L. Hincks*	1,535	**	–0–

Mark G. Kachur*	200	**	–0–

David A. Lentini*	2,000	**	–0–

Ronald D. Lengyel*	1,125	**	–0–

James R. McQueen(3)	10,859	**	4,670

Robert F. Neal*	1,500	**	–0–

Terrance P. O’Neill(4)	1,644	**	4,760

Arthur C. Reeds*	1,500	**	–0–

Lisa J. Thibdaue*	700	**	–0–

Carol P. Wallace*	200	**	–0–

Maureen P. Westbrook(5)	4,871	**	13,339

Donald B. Wilbur(6)	4,214	**	-0-

Directors and Officers as a Group	92,607	1.16%	61,661

**	Indicates ownership of less than one percent of the class of securities.

The above ownership individually or as a group is less than 5% of the outstanding shares of Connecticut Water Service, Inc.

(1)	Includes 4,121 unrestricted and 425 restricted performance share units under the Company’s Performance Stock Program.

(2)	Includes 23,907 unrestricted and 5,273 restricted performance share units under the Company’s Performance Stock Program.

(3)	Includes 6,258 unrestricted and 937 restricted performance share units under the Company’s Performance Stock Program.

(4)	Includes 468 shares of restricted performance share units under the Company’s Performance Stock Program.

(5)	Includes 986 unrestricted 937 restricted performance share units and 375 shares of restricted stock under the Company’s Performance Stock Program.

(6)	Mr. Wilbur’s spouse owns 4,214 shares.

Other Security Holders

       The Company knows of no person who has or shares voting and/or investment power with respect to more than 5 percent of the shares of Connecticut Water Service Common Stock. Following is a list of 5 percent or more holders of the Company’s Preferred A stock.

		Amount	Percentage
Title and	Name of	Beneficially	of
Class	Beneficial Owner(s)	Owned	Class

Preferred A	Herbert Johnson	900 shares	6%
Annabelle Johnson
25 Ardsley Lane
Ellington, CT 06029

PROPOSAL (2) — RATIFICATION OF APPOINTMENT OF AUDITORS

Previous Independent Accountants

       On April 26, 2002, shareholders ratified the appointment of Arthur Andersen LLP (“Arthur Andersen”) as independent auditors for the fiscal year ending December 31, 2002. On June 18, 2002, the Company dismissed Arthur Andersen as the Company’s independent public accountants. The decision to dismiss Arthur Andersen was made by the Company’s Board of Directors, based upon a recommendation of its Audit Committee.

       Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the Company’s fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

       During the fiscal years ended December 31, 2001 and December 31, 2000 and through June 18, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there we no reportable events as defined in Item 304(a)(1)(v) of the Regulation S-K.

       The Company provided Arthur Andersen with a copy of the foregoing disclosures in June 2002 and attached as Exhibit 16 to the Company’s Form 8-K filed on June 20, 2002, a copy of Arthur Andersen’s response letter, dated June 19, 2002, stating its agreement with such statements.

New Independent Accountants

       Effective June 18, 2002, the Company retained PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ended December 31, 2002. During the fiscal years ended December 31, 2001 and December 31, 2000 and through June 18, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

       During fiscal year 2002, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts.

Audit Fees

       The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $103,400.

Financial Information Systems Design and Implementation Fees

       PricewaterhouseCoopers LLP rendered no professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

       The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were $29,500. All of this amount was for audit-related services, which includes employee benefit plan audits and tax services.

       The Audit Committee has considered and determined that the provision of the services discussed above by the Company’s principal auditor is compatible with maintaining auditor independence.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (2).

OTHER MATTERS

       The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.

Deadlines Related to Shareholder Proposals for the 2004 Annual Meeting

       For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2004 Annual Meeting of Shareholders is December 27, 2003. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting; (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.

       In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2004 must be received by the Company no later than November 19, 2003 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2004 Annual Meeting of Shareholders.

Michele G. DiAcri
Corporate Secretary

March 18, 2003

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2002 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholder. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3015, or by mail to Michele G. DiAcri, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

Directions to Connecticut Water Service, Inc. Annual Meeting of Shareholders

Friday, April 25, 2003
Meeting begins at 2:00 PM — Doors Open at 1:30 PM
IF YOU PLAN TO ATTEND THE MEETING,
PLEASE CALL 1-800-428-3985, EXT. 3012.

The Harvest, 37 Putnam Road – Route 44, Pomfret, Connecticut 06258, Tel. 860-928-0008

FROM NEW HAVEN:

Take 1-91 North to Hartford. Use FROM HARTFORD directions that follow.

FROM HARTFORD:

1-84 East to Rt. 74 (Exit 69) to 44 East (turns into Rt. 101) to Rt. 169 North. Taking a left 2.1 miles to four way Junction. Take right onto Rt. 44 East towards Putnam. The Harvest is on The left hand side  2/10 of a mile at the Junction of Woodstock Road. For easy and safe entry into the property, take a left onto Woodstock Road. 350 yards down on the left will be the entrance to The Harvest.

FROM CONNECTICUT SHORELINE:

Take I-95 North to 1-395 North. Use FROM NORWICH directions that follow.

FROM NORWICH:

1-395 North to Exit 95, (Kennedy Drive), take right off exit ramp, continue to set of lights. At light take a left for about 3.3 miles to the Harvest on your right. Woodstock Road is a right turn just before The Harvest and will bring you to the rear entry which is a left hand entry into the property.

FROM PROVIDENCE:

Take Rt. 44 West to Putnam. CT at the Overpass with the Rt. 395 Exchange. Continue West on Rt. 44 exactly 5 Miles thru Putnam to Pomfret and The Harvest at the Junction of Woodstock Road and Rt. 44. For easy and safe entry into the property, take a right onto Woodstock Road. 350 yards down on the left will be the entrance to The Harvest.

FROM COVENTRY, HAMPTON, WILLIMANTIC, ROUTE 44 WEST OF POMFRET AREA:

Take Rt. 6 to Brooklyn, CT to Rt. 169 going north to junction of Rt. 101. At traffic signal, continue straight North on Rt. 169, 2.1 miles to four way Junction. Take right onto Rt. 44 East towards Putnam. The Harvest is on the left hand side  1/10 of a mile at the junction of Woodstock Road. For easy and safe entry into the property, take a left onto Woodstock Road. 350 yards down on the left will be the entrance to The Harvest.

FROM SPRINGFIELD:

1-90 East to Auburn Rt. 395 South Exit. Follow FROM WORCESTER-BOSTON directions that follow after exiting onto Rt. 395.

FROM WORCESTER BOSTON:

290 West to Auburn 395 South Exit. Continue South on Rt. 395 to Exit 97. At bottom of Exit ramp go right. Taking Rt. 44 West to Putnam, Ct. Continue West on Rt. 44 exactly 5 miles to Pomfret and The Harvest at the junction of Woodstock Road and Rt. 44. For easy and safe entry into the property, take a right onto Woodstock Road. 350 yards down on the left will be the entrance to The Harvest.

FROM STURBRIDGE, SOUTHBRIDGE, BRIMFIELD, BROOKFIELD:

Rt. 131 South to the junction Rt. 169 in Southbridge. Rt. 169 to Pomfret, CT proceeding thru Woodstock, CT to four corner junction. At four corner intersection of Rts. 97/144 and 169 take left onto Rt. 44 East towards Putnam. The Harvest is on the left hand side  1/10 of a mile at the junction of Woodstock Road. For easy and safe entry into the property, take a left onto Woodstock Road. 350 yards down on the left will be the entrance to The Harvest.

REVOCABLE PROXY
CONNECTICUT WATER SERVICE, INC.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Proxy for Annual Meeting of Shareholders
Friday, April 25, 2003
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Proxy for Annual Meeting of Shareholders
Friday, April 25, 2003
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	With-	For All
For	hold	Except

1. For election of Directors:
Roger Engle
Lisa Thibdaue
Carol P. Wallace
Donald B. Wilbur

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

For	Against	Abstain

2.     PROPOSAL TO RATIFY THE APPOINTMENT OF PriceWaterhouse Coopers llp as independent auditors for the year 2003.

If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposal. The stockholder’s signature should be exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by the President or other authorized officer.
Mark here if you plan to Attend
the Annual Meeting

Detach above card, sign, date and mail in postage paid envelope provided.

CONNECTICUT WATER SERVICE, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

REVOCABLE PROXY
CONNECTICUT WATER SERVICE, INC.

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

Proxy for Annual Meeting of Shareholders
Friday, April 25, 2003

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Michele G. DiAcri, and James R. McQueen, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at The Harvest Restaurant, 37 Putnam Road, Pomfret, Connecticut, April 25, 2003, at 2:00 pm, and at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above — Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	For election of Directors:	[ ]	[ ]	[ ]
Roger Engle
Lisa Thibdaue
Carol P. Wallace
Donald B. Wilbur

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

		For	Against	Abstain
2.	PROPOSAL TO RATIFY THE APPOINTMENT	[ ]	[ ]	[ ]
OF PRICEWATERHOUSE COOPERS LLP
as independent auditors for the year 2003.

     If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposal. The stockholder’s signature should be exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by the President or other authorized officer.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING	[ ]

- Detach above card, sign, date and mail in postage paid envelope provided. -

CONNECTICUT WATER SERVICE, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.